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                                                                   Exhibit 10.73

THIS CONVERTIBLE SENIOR SECURED DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH DEBENTURE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DEBENTURE AND/OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                              HALSEY DRUG CO., INC.
                     5% CONVERTIBLE SENIOR SECURED DEBENTURE
                               DUE MARCH 15, 2003

$5,000,000                                                               No. N-1
May 28, 1999

         HALSEY DRUG CO., INC., a corporation organized under the laws of the State of New York (the "Company"), for value received, hereby promises to pay to ORACLE STRATEGIC PARTNERS, L.P., or registered assigns (the "Payee" or "Holder") upon due presentation and surrender of this Debenture, on March 15, 2003 (the "Maturity Date"), the principal amount of Five Million Dollars ($5,000,000) and accrued interest thereon as hereinafter provided.

         This Debenture was issued by the Company pursuant to a certain Debenture and Warrant Purchase Agreement dated as of May 26, 1999 among the Company and certain persons, including the Payee (together with the Schedules and Exhibits thereto, the "Purchase Agreement") relating to the purchase and sale of 5% Convertible Senior Secured Debentures maturing March 15, 2003 (the "Debentures") in the aggregate principal amount of $22,862,603.04. The holders of such Debentures are referred to hereinafter as the "Holders." The Payee is entitled to the benefits of the Purchase Agreement, including, without limitation, the rights on the occurrence of an Event of Default (as defined in the Purchase Agreement). Reference is made to the Purchase Agreement with respect to certain additional rights of the Holder and obligations of the Company not set forth herein.

                                    ARTICLE I

              PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT


                  1.1 Payment of the principal and accrued interest on this Debenture shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year of twelve
30-day months) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of five percent (5%) per annum (the "Stated Interest Rate"), in like coin and currency, payable to the Payee in three (3) month intervals on each January 1, April 1,
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July 1 and October 1 during the term of this Debenture (commencing July 1, 1999)
(an "Interest Payment Date") and on the Maturity Date. Both principal hereof and interest thereon are payable at the Holder's address above or such other address as the Holder shall designate from time to time by written notice to the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check, sent to the Holder's above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Debenture or making any notation thereon, except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Debenture to the Company for cancellation. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

                  1.2 In the event any payment of principal or interest or both shall remain unpaid for a period of ten (10) days or more, a late charge equivalent to five (5%) percent of each installment shall be charged. Interest on the indebtedness evidenced by this Debenture after default or maturity accelerated shall be due and payable at the rate of seven (7%) percent per annum, subject to the limitations of applicable law.

                  1.3 If this Debenture or any installment hereof becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of five (5%) percent per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

                                   ARTICLE II

                                    SECURITY

                  2.1 The obligations of the Company under this Debenture are secured pursuant to security interests on and collateral assignments of, assets, tangible and intangible, of the Company granted by the Company to the Payee pursuant to a security agreement dated as of May 26, 1999 and collateral assignments referred to in the Purchase Agreement. In addition, each of Houba, Inc. ("Houba") and Halsey Pharmaceuticals, Inc., each a wholly-owned subsidiary of the Company (individually a "Guarantor" and collectively, the "Guarantors"), has executed in favor of the Holder a certain Continuing Unconditional Guaranty, dated as of May 26, 1999, guaranteeing the full and unconditional payment when due of the amounts payable by the Company to the Holder pursuant to the terms of this Debenture (each the "Guaranty"). The obligations of each Guarantor under its Guaranty are secured pursuant to security interests on and collateral assignments of, assets, tangible and intangible, of such Guarantor granted by the Guarantor to the Payee pursuant to a security agreement of even date herewith and collateral assignments referred to in the Purchase Agreement. The obligations of Houba under its Guaranty are also secured pursuant to a Mortgage on real property located at 16235 State Road 17, Culver, Indiana.




                                   ARTICLE III
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                                   CONVERSION

                  3.1 Conversion at Option of Holder. (a) Except as set forth in
Section 3.1(b) hereof, at any time and from time to time on and after May 26, 1999 (the "Initial Conversion Date") until the earlier of (i) the Maturity Date or (ii) the conversion of the Debenture in accordance with Section 3.2 hereof, this Debenture is convertible in whole or in part at the Holder's option into shares of Common Stock of the Company upon surrender of this Debenture, at the office of the Company, accompanied by a written notice of conversion in the form of Attachment II hereto, or otherwise in form reasonably satisfactory to the Company duly executed by the registered Holder or its duly authorized attorney. This Debenture is convertible on or after the Initial Conversion Date into shares of Common Stock at a price per share of Common Stock equal to $1.404 per share (the "Conversion Price"). Interest shall accrue to and including the day prior to the date of conversion and shall be paid on the last day of the month in which conversion rights hereunder are exercised. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Debenture for conversion. The Conversion Price is subject to adjustment as provided in Section 3.5 and
Section 3.7 hereof. As soon as practicable following conversion and upon the Holder's compliance with the conversion procedure described in Section 3.3 hereof, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion and a check for any fractional share and, in the event the Debenture is converted in part, a new Debenture of like tenor in the principal amount equal to the remaining principal balance of this Debenture after giving effect to such partial conversion.

                  (b) Notwithstanding anything to the contrary contained herein, in no event shall this Debenture be convertible into, and the Company shall have no obligation to issue, an amount exceeding 484,349 shares of the Company's Common Stock until such time as the Company's shareholders shall have approved the issuance of shares of Common Stock in an amount exceeding 19.9% of the Company's outstanding Common Stock (determined as of the date hereof) at a price less than the current fair market value of the Common Stock upon the conversion of the Debentures and exercise of the Warrants ("Shareholder Approval"). Immediately upon receipt of Shareholder Approval, this Debenture shall be convertible in whole or in part into shares of the Company's Common Stock as provided in Sections 3.1 and 3.2 hereof. In accordance with the provisions of
Section 9.12 of the Purchase Agreement, the Company covenants to seek Shareholder Approval as required pursuant to this Section 3.1(b). Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default under Section 12.1(i) of the Purchase Agreement (concerning the failure to obtain shareholder approval of the matters described in such Section) the Purchasers' shall have the right to require the Company, upon notice, to redeem the Debentures at par, together with outstanding interest, plus a default interest payment computed at the annual rate of five percent (5%) accruing from the date of issuance of the Debentures until redeemed by the Company. Not later than fifteen (15) days following the receipt of such notice, the Company shall remit to the Purchasers, against the surrender of the Debentures and the Warrants issued to the Purchaser pursuant to this Agreement, the sum of the principal amount of the Debentures, plus accrued and unpaid interest through the date of redemption computed at the annual rate of five percent (5%), plus a default interest payment computed at the annual rate of five percent (5%) from the date of issuance of the Debentures through and including the date of redemption. The Company's redemption obligations under
Section 12.2(c) of the Purchase Agreement are conditioned upon the Purchaser's surrender of the
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Debentures and Warrants issued pursuant to this Agreement. In the event a
Purchaser demands the redemption by the Company of less than the entire principal amount of a Debenture, the Company will issue a new Debenture of like tenor to the Purchaser in a principal amount equal to the unredeemed principal amount of such Debenture.

                  3.2 Conversion at Option of the Company. Provided that an Event of Default as provided in Section 12.1(a) of the Purchase Agreement (relating to the failure to pay principal and interest under the Debentures) shall not have occurred and then be continuing and subject to the terms of
Section 3.1(b) hereof, in the event that either (a) following the second anniversary of May 26, 1999, the closing price per share of the Company's Common Stock on the American Stock Exchange ("AMEX") or the NASDAQ National Market ("NNM") or such other exchange as the Shares may then be listed exceeds $4.75 per share for each of twenty (20) consecutive trading days or (b) following the third anniversary of May 26, 1999, the closing price per share of the Company's Common Stock on the AMEX or NNM or such other exchange as the Share may then be listed exceeds $7.25 per share for each of twenty (20) consecutive trading days, then at any time thereafter until the Maturity Date the Company may upon written notice to the Holders of all Debentures (the "Mandatory Conversion Notice") require that all, but not less than all, of the outstanding principal amount of the Debentures be converted into shares of Common Stock at a price per share equal to the Conversion Price (as such Conversion Price may be adjusted as provided in Sections 3.5 and 3.7 hereof). The Mandatory Conversion Notice shall state (1) the date fixed for conversion (the "Conversion Date") (which date shall not be prior to the date the Mandatory Conversion Notice is given), (2) any disclosures required by law, (3) the trading dates and closing prices of the Common Stock giving rise to the Company's option to require conversion of the Debenture, (4) that the Debentures shall cease to accrue interest after the day immediately preceding the Conversion Date, (5) the place where the Debentures shall be delivered and (6) any other instructions that Holders must follow in order to tender their Debentures in exchange for certificates for Common Stock. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such conversion, except as to a Holder (x) to whom notice was not mailed or (y) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company or an agent employed by the Company that notice of conversion has been mailed postage prepaid to the last address of the Holder appearing on the Debenture registry books kept by the Company shall, in the absence of fraud, be prima facie evidence of the facts stated therein. On and after the Conversion Date, except as provided in the next two sentences, Holders of the Debentures shall have no further rights except to receive, upon surrender of the Debentures, a certificate or certificates for the number of shares of Common Stock as to which the Debenture shall have been converted. Interest shall accrue to and including the day prior to the Conversion Date and shall be paid on the last day of the month in which Conversion Date occurs. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Debenture for conversion.

                  3.3 Registration of Transfer; Conversion Procedure. The Company shall maintain books for the transfer and registration of the Debentures. Upon the transfer of any
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Debenture in accordance with the provisions of the Purchase Agreement, the
Company shall issue and register the Debenture in the names of the new holders. The Debentures shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall convert, from time to time, any outstanding Debentures upon the books to be maintained by the Company for such purpose upon surrender thereof for conversion properly endorsed and, in the case of a conversion pursuant to Section 3.1 hereof, accompanied by a properly completed and executed Conversion Notice attached hereto as Attachment II. Subject to the terms of this Debenture, upon surrender of this Debenture the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Debenture and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock due to such Holder upon the conversion of this Debenture. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of this Debenture.

                  3.4 Company to Provide Common Stock. The Holder acknowledges that the Company has no authorized and unreserved Shares available to reserve for issuance upon the conversion of the Debentures. In accordance with the provisions of Section 9.12 of the Purchase Agreement, the Company covenants to seek the approval of its shareholders to amend its Certificate of Incorporation to increase its authorized shares from 40,000,000 to 75,000,000 shares of Common Stock and to provide voting rights to the Holders on an as converted basis. Promptly upon receipt of shareholder approval to amend its certificate of incorporation to increase its authorized shares, the Company shall reserve out of its authorized but unissued common stock a sufficient number of shares to permit the conversion of the Debentures in full. The shares of Common Stock which may be issued upon the conversion of the Debentures shall be fully paid and non-assessable and free of preemptive rights. The Company will comply with all securities laws regulating the offer and delivery of the Shares upon conversion of the Debentures and will list such shares on each national securities exchange upon which the Common Stock is listed.

                  3.5 Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the earlier to occur of (i) exercise of conversion rights hereunder and (ii) the Maturity Date: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company or entity; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of conversion rights, the Holder thereof shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from transfer, or such assets of the Company, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events.

                  3.6 Notice to Holder. If, at any time while this Debenture is outstanding, the

Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered Holder of this Debenture at its address appearing on the registration books of the Company, at least thirty (30) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution. If, at any time prior to the earlier of (a) the Maturity Date, or (b) the Conversion of the Debenture, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of shares of Common Stock, or (ii) decreased by a combination of shares of Common Stock, then, simultaneously with the occurrence of such event, the Conversion Price shall be adjusted automatically to a new amount equal to the product of (A) the Conversion Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the events referred to in the foregoing clauses (i) or (ii)) by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clauses (i) or (ii).

                  3.7 Adjustments to Conversion Price. In order to prevent dilution of the conversion right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 3.7. Upon each adjustment of the Conversion Price pursuant to this Section 3.7, the Holder of this Debenture shall thereafter be entitled to acquire upon conversion under Section 3.1 or Section 3.2, at the Applicable Conversion Price (as hereinafter defined), the number of shares of Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Applicable Conversion Price resulting from such adjustment.

                  The Conversion Price in effect at the time of the exercise of conversion rights hereunder set forth in Section 3.1 shall be subject to adjustment from time to time as follows:

                      (a) If at any time after the date of issuance hereof the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities") other than:

                           (i) shares issued in a transaction described in
                  subsection (b) of this Section 3.7; or

                           (ii) shares issued, subdivided or combined in
                  transactions described in Section 3.5 if and to the extent that the number of shares of Common Stock received
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                  upon conversion of this Debenture shall have been previously adjusted pursuant to Section 3.5 as a result of such issuance, subdivision or combination of such securities;

for a consideration per share which is less than the Fair Market Value (as hereinafter defined) of the Common Stock, then the Conversion Price in effect immediately prior to such issuance or sale (the "Applicable Conversion Price") shall, and thereafter upon each issuance or sale for a consideration per share which is less than the Fair Market Value of the Common Stock, the Applicable Conversion Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Conversion Price shall equal a price determined by multiplying the Applicable Conversion Price by a fraction, the numerator of which shall be:

                  (A) the sum of (x) the total number of shares of Common Stock outstanding when the Applicable Conversion Price became effective, plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subsection 3.7(c) for the issuance or sale of such additional Common Stock or Convertible Securities deemed to be an issuance of Common Stock as provided in subsection 3.7(d), would purchase (including any consideration received by the Company upon the issuance of any shares of Common Stock since the date the Applicable Conversion Price became effective not previously included in any computation resulting in an adjustment pursuant to this Section 3.7(a)) at the Fair Market Value of the Common Stock; and the denominator of which shall be

                  (B) the total number of shares of Common Stock outstanding (or deemed to be outstanding as provided in subsection 3.7(d) hereof) immediately after the issuance or sale of such additional shares.

                  For purposes of this Section 3.7, "Fair Market Value" shall mean the average of the closing price of the Common Stock for each of the twenty
(20) consecutive trading days prior to such issuance or sale on the principal national securities exchange on which the Common Stock is traded, or if shares of Common Stock are not listed on a national securities exchange during such period, the closing price per share as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") National Market System if the shares are quoted on such system during such period, or the average of the bid and asked prices of the Common Stock in the over-the-counter market at the close of trading during such period if the shares are not traded on an exchange or listed on the NASDAQ National Market System, or if the Common Stock is not traded on a national securities exchange or in the over-the-counter market, the fair market value of a share of Common Stock during such period as determined in good faith by the Board of Directors.

                  If, however, the Applicable Conversion Price thus obtained would result in the issuance of a lesser number of shares upon conversion than would be issued at the initial Conversion Price specified in Section 3.1, as appropriate, the Applicable Conversion Price shall be such initial Conversion Price.

                  Upon each adjustment of the Conversion Price pursuant to this subsection (a), the total number of shares of Common Stock into which this Debenture shall be convertible shall be such number of shares (calculated to the nearest tenth) purchasable at the Applicable Conversion Price multiplied by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the exercise price in effect immediately after such adjustment.

                      (b) Anything in this Section 3.7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in connection with:

                  (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors or approved by the Company's shareholders, as may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Company's Board of Directors; or

                  (ii) the grant, issuance or exercise of any Convertible Securities in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Company's Board of Directors; or

                  (iii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof (exclusive of any subsequent amendments thereto).

                      (c) For the purpose of subsection 3.7(a), the following provisions shall also be applied:

                  (i) In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensation or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

                  (ii) In the case of the issuance of Convertible Securities, the consideration received by the Company therefor shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company upon conversion of such Convertible Securities.


                  (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accrued value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

                  (iv) In case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensation incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchange shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Company upon such conversion or exchange shall be determined in the same manner as provided in paragraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

                  (v) In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue Common Stock as a dividend, no adjustment of the Applicable Conversion Price shall be required by reason of the fixing of such record date.

                      (d) For purposes of the adjustment provided for in subsection 3.7(a) above, if at any time the Company shall issue any Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

                      (e) On the expiration, cancellation or redemption of any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, canceled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made on only the basis of the Conversion Price as readjusted under this subsection 3.7(e) for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such Convertible Securities.

                      (f) Anything in this Section 3.7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price; provided, however, that any adjustments which by reason of this subsection 3.7(f) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this
Section 3.7 shall be made to the nearest cent.

                      (g) Upon any adjustment of any Conversion Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Debenture, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  3.8 Reorganization of the Company. If the Company is a party to a merger or other transaction which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction this Debenture shall automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of this Debenture would have owned immediately after such transaction if the Holder had converted this Debenture at the Conversion Price in effect immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon conversion of this Debenture shall execute and deliver to the Holder a supplemental Debenture so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided in this Article 3. The successor Company shall mail to the Holder a notice describing the supplemental Debenture.

                  If securities deliverable upon conversion of this Debenture, as provided above, are themselves convertible into the securities of an affiliate of a corporation formed, surviving or otherwise affected by the merger or other transaction, that issuer shall join in the supplemental Debenture which shall so provide. If this section applies, Section 3.5 does not apply.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 Default. Upon the occurrence of any one or more of the events of default specified or referred to in the Purchase Agreement or in the other documents or instruments executed in connection therewith, all amounts then remaining unpaid on this Debenture may be declared to be immediately due and payable as provided in the Purchase Agreement.

                  4.2 Collection Costs. In the event that this Debenture shall be placed in the hands of an attorney for collection by reason of any event of default hereunder, the undersigned agrees to pay reasonable attorney's fees and disbursements and other reasonable expenses incurred by the Holder in connection with the collection of this Debenture.

                  4.3 Rights Cumulative. The rights, powers and remedies given to the Payee under this Debenture shall be in addition to all rights, powers and remedies given to it by virtue of the Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

                  4.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Debenture, the Purchase Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

                  4.5 Amendments in Writing. No modification or waiver of any provision of this Debenture, the Purchase Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the Payee, and any such modification or waiver shall apply only in the specific instance for which given.

                  4.6 Governing Law. This Debenture and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, without giving effect to its conflicts of laws rules wherein it was negotiated and executed, and the undersigned consents and agrees that the State and Federal Courts which sit in the State of New York, County of New York shall have exclusive jurisdiction of all controversies and disputes arising hereunder.

                  4.7 No Counterclaims. The undersigned waives the right to interpose counterclaims or set-offs of any kind and description in any litigation arising hereunder and waives the right in any litigation with the Payee (whether or not arising out of or relating to this Debenture) to trial by jury.

                  4.8 Successors. The term "Payee" and "Holder" as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

                  4.9 Certain Waivers. The Company hereby waives presentment, demand for payment, protest, notice of protest and notice of non-payment hereof.


                  4.10 Stamp Tax. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock issuable upon the conversion of this

Debenture; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for the Common Stock in a name other than that of the Holder in respect of which such Common Stock is issued, and in such case the Company shall not be required to issue or deliver any certificate for the Common Stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

                  4.11 Mutilated, Lost, Stolen or Destroyed Debentures. In case this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture, mutilated, lost, stolen or destroyed, a new Debenture of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also reasonably satisfactory to it.

                  4.12 Maintenance of Office. The Company covenants and agrees that so long as this Debenture shall be outstanding, it will maintain an office or agency in New York (or such other place as the Company may designate in writing to the holder of this Debenture) where notices, presentations and demands to or upon the Company in respect of this Debenture may be given or made.

                      IN WITNESS WHEREOF, Halsey Drug Co., Inc. has caused this Debenture to be signed by its President and to be dated the day and year first above written.

ATTEST [SEAL]                                        HALSEY DRUG CO., INC.


                                                     By: /s/ Michael Reicher
--------------------------                               -----------------------
                                                     Name:    Michael Reicher
                                                     Title:   President

                                  ATTACHMENT I

                                   Assignment


                  For value received, the undersigned hereby assigns subject to the provisions of Section of the Purchase Agreement, to ________
$_________________ principal amount of the 5% Convertible Senior Secured Debenture due March 15, 2003 evidenced hereby and hereby irrevocably appoint _______________ attorney to transfer the Debenture on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:


--------------------------------          --------------------------------------

                                  ATTACHMENT II

                                CONVERSION NOTICE

                           TO:      HALSEY DRUG CO., INC.


              The undersigned holder of this Debenture hereby irrevocably exercises the option to convert $ principal amount of such Debenture (which may be less than the stated principal amount thereof) into shares of Common Stock of Halsey Drug Co., Inc., in accordance with the terms of such Debenture, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Debenture, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Debenture, the undersigned will pay all transfer taxes payable with respect thereto.


                                                     Name and address of Holder



                                                     Signature of Holder


            Principal amount of Debenture to be converted $


            If shares are to be issued otherwise then to the holder:


------------------------------------
Name of Transferee
                                            Address of Transferee



                                            Social Security Number of Transferee